EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Wellstar International, Inc. (the "Company") on Form 10-Q for the period ended January 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Antonio, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Wellstar International, Inc. and will be retained by Wellstar International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

March 13, 2009	By:	/s/ John Antonio
John Antonio
Chief Executive Officer
(Principal Executive Officer)